Exhibit 99.1

NEWS RELEASE

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports Third Quarter Fiscal Year 2026 Results

●	Interest income from portfolio companies rose 4% sequentially to $1.2 million, supported by contributions from investments made earlier in 2026

●	Third quarter total investment income was $1.3 million compared with $1.6 million in the prior-year period, primarily reflecting the impact of certain investments being on non-accrual status

●	Net investment income was $669,000, or $0.23 per share, in the third quarter

●	Net asset value (NAV) per share was $17.36 at September 30, 2026

●	Portfolio fair value was $56.7 million, up 17.0% from year-end 2025

BUFFALO, NY, November 4, 2026 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the third quarter ended September 30, 2026.

“Interest income from our portfolio companies increased sequentially in the third quarter, supported by contributions from investments made earlier in the year and building on a relatively stable income base during 2026,” said Daniel P. Penberthy, President and Chief Executive Officer of Rand. “Improved operating performance at several portfolio companies also supported valuation gains, helping offset declines elsewhere and contributing to a modest sequential increase in net asset value per share.”

“Our focus remains on strengthening the portfolio’s income producing base, actively managing challenged investments and preserving financial flexibility. With a predominantly debt-oriented portfolio and available borrowing capacity, we intend to remain selective in committing capital, balancing new investment opportunities with the needs of our existing portfolio and long-term shareholder returns.”

Third Quarter Review (compared with the prior-year period unless otherwise noted)

●	Total investment income of $1.3 million decreased $268,000, or 17%, from $1.6 million in the third quarter of 2025, primarily reflecting lower interest income from portfolio companies due to certain investments being placed on non-accrual status over the last year, along with lower interest from other investments and fee income. Dividend income of $28,000 in the third quarter of 2026 partially offset this decline.

●	On a sequential basis, interest income from portfolio companies increased 4% to $1.2 million, reflecting income generated by new investments made during the year.

●	Non-cash payment-in-kind (PIK) interest totaled $99,000, representing 8% of interest income from portfolio companies, compared with 43% in the prior-year period. The decline in PIK as a percentage of interest income reflects the impact of four portfolio companies being on non-accrual status, which reduced the amount of PIK interest recognized in the quarter.

●	Total expenses were $769,000 compared with $596,000 in the same period last year. The increase primarily reflected higher professional fees, interest expense due to higher average borrowings and base management fees, partly offset by lower income-based incentive fees. Neither period included a capital gains incentive fee expense or benefit.

Rand Capital Reports Second Quarter Fiscal Year 2026 Results November 4, 2026 Page 2 of 7

●	Net investment income was $669,000, or $0.23 per share, compared with $993,000, or $0.33 per share, in the third quarter of 2025.

●	Net assets were $51.5 million, or $17.36 per share, at September 30, 2026, compared with $17.33 per share, at June 30, 2026. Net investment income of $669,000 and net realized and unrealized gains of $275,000 more than offset $861,000 of dividends declared during the third quarter. At December 31, 2025, net assets were $17.57 per share.

Portfolio and Investment Activity

As of September 30, 2026, Rand’s investment portfolio had a fair value of $56.7 million, up 17.0% from $48.5 million at December 31, 2025. The portfolio consisted of investments in 20 portfolio businesses and was comprised of approximately 77% debt investments and 23% equity investments at fair value. Portfolio fair value increased $235,000 from June 30, 2026.

Rand deployed $12.0 million into new and follow-on investments during the first nine months of 2026, with all of that deployment occurring in the first half of the year. No new or follow-on cash investments were made during the third quarter of 2026.

The annualized weighted average yield of debt investments, including PIK interest, was 8.97% at September 30, 2026, compared with 11.3% at December 31, 2025. This change in the annualized weighted average yield primarily reflects the timing of placing certain portfolio investments on non-accrual status.

Third Quarter 2026 portfolio activity included:

●	BMP Swanson Holdco LLC: Rand recognized a $2.0 million realized loss on its debt and equity investments, which had previously been written down to zero. Recognition of the realized loss was accompanied by an equivalent reversal of previously recorded unrealized depreciation and therefore did not result in an additional reduction in NAV during the quarter.

●	BlackJet Direct Marketing LLC: Rand received a $250,000 principal repayment on its debt investment and recognized a $7,500 prepayment fee.

●	Feature Healthcare LLC, doing business as 4 Seasons Home Care: Rand received a $16,250 principal repayment.

●	Valuation increases in Bauer Sheet Metal and Fabricating, Inter-National Electronic Alloys and Open Exchange were partly offset by decreases in Autotality, ITA Acquisition and OnCore Golf.

Liquidity and Capital Resources

Rand ended the quarter with $223,000 in cash and cash equivalents on hand, compared with $4.2 million at December 31, 2025. The Company had $5.0 million outstanding on its line of credit as of September 30, 2026, with estimated remaining availability of approximately $12.4 million. The applicable borrowing rate at quarter-end was 7.4%.

The Company did not repurchase any outstanding common stock during the third quarter of 2026.

Dividends

Rand paid its regular quarterly cash dividend of $0.29 per share on September 9, 2026, to shareholders of record as of August 26, 2026. The dividend totaled approximately $861,000.

Rand Capital Reports Second Quarter Fiscal Year 2026 Results November 4, 2026 Page 3 of 7

Webcast and Conference Call

Rand will host a conference call and webcast on Wednesday, November 4, 2026, at 1:30 p.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investors” where the replay will also be available.

A telephonic replay will be available from 4:30 p.m. Eastern Time on the day of the call through Wednesday, November 18, 2026. To listen to the archived call, dial (412) 317-6671 and enter replay pin 13762865. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital Corporation (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand primarily invests in businesses that have sustainable, differentiated and market-proven products, revenue of more than $10 million and EBITDA in excess of $1.5 million. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: randcapital.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; statements regarding the implementation of the Company’s strategy and the growth of its dividend; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2025, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:

Daniel P. Penberthy	Craig P. Mychajluk
President and CEO	Alliance Advisors IR
716.853.0802	716-843-3832
invest@randcapital.com	cmychajluk@allianceadvisors.com

Rand Capital Reports Second Quarter Fiscal Year 2026 Results November 4, 2026 Page 4 of 7

FINANCIAL TABLES FOLLOW

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

	September 30, 2026 (Unaudited)	December 31, 2025
ASSETS
Investments at fair value:
Control investments (cost of $6,563,940 and $6,563,940, respectively)	$1,000,000	$1,400,000
Affiliate investments (cost of $44,436,906 and $40,867,599, respectively)	38,938,209	36,775,685
Non-Control/Non-Affiliate investments (cost of $14,271,955 and $9,630,860, respectively)	16,797,846	10,304,811
Total investments, at fair value (cost of $65,272,801 and $57,062,399, respectively)	56,736,055	48,480,496
Cash and cash equivalents	222,920	4,208,948
Interest receivable (net of allowance of $25,337 at September 30, 2026 and December 31, 2025)	241,387	168,039
Prepaid income taxes	309,395	283,581
Other assets	132,337	54,248
Total assets	$57,642,094	$53,195,312
LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$555,565	$519,287
Accounts payable and accrued expenses	116,404	101,975
Line of credit	5,000,000	—
Deferred revenue	427,086	390,597
Total liabilities	6,099,055	1,011,859

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 3,037,709; shares outstanding: 2,969,814 at September 30, 2026 and December 31, 2025	303,771	303,771
Capital in excess of par value	64,063,157	64,063,157
Treasury stock, at cost: 67,895 shares at September 30, 2026 and December 31, 2025	(1,566,605)	(1,566,605)
Total distributable earnings	(11,257,284)	(10,616,870)
Total stockholders’ equity (net assets) (per share – September 30, 2026: $17.36; December 31, 2025: $17.57)	51,543,039	52,183,453
Total liabilities and stockholders’ equity (net assets)	$57,642,094	$53,195,312

Rand Capital Reports Second Quarter Fiscal Year 2026 Results November 4, 2026 Page 5 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three months ended September 30, 2026	Three months ended September 30, 2025	Nine months ended September 30, 2026	Nine months ended September 30, 2025
Investment income:
Interest from portfolio companies:
Control investments	$—	$13,417	$16,517	$26,396
Affiliate investments	836,258	1,177,248	2,618,122	3,724,896
Non-Control/Non-Affiliate investments	388,065	234,469	946,170	865,570
Total interest from portfolio companies	1,224,323	1,425,134	3,580,809	4,616,862
Interest from other investments:
Non-Control/Non-Affiliate investments	45	73,488	13,873	120,427
Total interest from other investments	45	73,488	13,873	120,427
Dividend and other investment income:
Affiliate investments	28,241	—	180,754	13,125
Total dividend and other investment income	28,241	—	180,754	13,125
Fee income:
Control investments	—	4,515	9,032	13,547
Affiliate investments	55,784	72,714	144,656	247,360
Non-Control/Non-Affiliate investments	3,375	3,772	16,912	178,503
Total fee income	59,159	81,001	170,600	439,410
Total investment income	1,311,768	1,579,623	3,946,036	5,189,824
Expenses:
Base management fee	214,969	184,382	609,817	654,239
Income based incentive fees	(2,300)	66,505	(2,300)	186,178
Capital gains incentive fees	—	—	—	(1,565,000)
Interest expense	113,164	25,416	215,250	87,319
Professional fees	240,538	133,415	588,354	484,277
Stockholders and office operating	61,488	59,398	227,316	253,510
Directors’ fees	76,375	66,550	226,125	196,950
Administrative fees	52,500	50,250	155,700	149,250
Insurance	10,612	8,250	31,198	31,386
Corporate development	2,050	2,037	7,243	6,538
Bad debt expense	—	—	—	38,462
Total expenses	769,396	596,203	2,058,703	523,109
Net investment income before income taxes:	542,372	983,420	1,887,333	4,666,715
Income tax benefit	(126,569)	(9,159)	(36,296)	(22,213)
Net investment income	668,941	992,579	1,923,629	4,688,928
Net realized (loss) gain on sales and dispositions of investments:
Affiliate investments	(2,020,884)	(2,850,015)	13,635	(1,924,658)
Non-Control/Non-Affiliate investments	—	(77,314)	—	(77,339)
Net realized (loss) gain on sales and dispositions of investments	(2,020,884)	(2,927,329)	13,635	(2,001,997)
Net change in unrealized appreciation/depreciation on investments:
Control investments	(400,000)	—	(400,000)	(875,000)
Affiliate investments	2,520,884	(481,647)	(1,406,783)	(11,027,301)
Non-Control/Non-Affiliate investments	301,940	189,944	1,851,940	—
Change in unrealized appreciation/depreciation before income taxes	2,422,824	(291,703)	45,157	(11,902,301)
Deferred income tax expense (benefit)	126,483	4,741	39,214	(89,469)
Net change in unrealized appreciation/depreciation on investments	2,296,341	(296,444)	5,943	(11,812,832)
Net realized and unrealized gain (loss) on investments	275,457	(3,223,773)	19,578	(13,814,829)
Net increase (decrease) in net assets from operations	$944,398	$(2,231,194)	$1,943,207	$(9,125,901)
Weighted average shares outstanding	2,969,814	2,969,814	2,969,814	2,936,938
Basic and diluted net increase (decrease) in net assets from operations per share	$0.32	$(0.75)	$0.65	$(3.11)

Rand Capital Reports Second Quarter Fiscal Year 2026 Results November 4, 2026 Page 6 of 7

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

(Unaudited)

	Three months ended September 30, 2026	Three months ended September 30, 2025	Nine months ended September 30, 2026	Nine months ended September 30, 2025
Net assets at beginning of period	$51,459,887	$56,713,954	$52,183,453	$65,332,520
Net investment income	668,941	992,579	1,923,629	4,688,928
Net realized (loss) gain on sales and dispositions of investments	(2,020,884)	(2,927,329)	13,635	(2,001,997)
Net change in unrealized appreciation/depreciation on investments	2,296,341	(296,444)	5,943	(11,812,832)
Net increase (decrease) in net assets from operations	944,398	(2,231,194)	1,943,207	(9,125,901)
Declaration of dividend	(861,246)	(861,246)	(2,583,621)	(2,585,105)
Net assets at end of period	$51,543,039	$53,621,514	$51,543,039	$53,621,514

Rand Capital Reports Second Quarter Fiscal Year 2026 Results November 4, 2026 Page 7 of 7

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expense to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any expenses/(credits) for capital gains incentive fees accrual. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended Sept 30, 2026	Three months ended Sept 30, 2025	Nine months ended Sept 30, 2026	Nine months ended Sept 30, 2025

Total expenses	$769,396	$596,203	$2,058,703	$523,109
Exclude (credits) for capital gains incentive fees	-	-	-	(1,565,000)
Adjusted total expenses	$769,396	$596,203	$2,058,703	$2,088,109

Reconciliation of GAAP Net Investment Income per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a GAAP financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income per Share removing the effect of any expenses/(credits) for capital gains incentive fees. GAAP Net Investment Income per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The per share amounts for the third quarters of 2026 and 2025 were computed using 2,969,814 weighted average shares outstanding. The per share amounts for the nine months ended September 30, 2026 were computed using 2,969,814 weighted average shares outstanding, compared with 2,936,938 for the nine months ended September 30, 2025.

	Three months ended Sept 30, 2026	Three months ended Sept 30, 2025	Nine months ended Sept 30, 2026	Nine months ended Sept 30, 2025

Net investment income per share	$0.23	$0.33	$0.65	$1.60
Exclude (credits) for capital gains incentive fees per share	-	-	-	(0.54)
Adjusted net investment income per share	$0.23	$0.33	$0.65	$1.06

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